Exhibit 99.1

For Immediate Release

Mallinckrodt plc Begins Trading on New York Stock Exchange

Spin-off from Covidien plc creates new global specialty pharmaceuticals company

DUBLIN, IRELAND – July 1, 2013 – Mallinckrodt plc (NYSE: MNK) began “regular-way” trading today on the New York Stock Exchange as an independent, global specialty pharmaceuticals company under the symbol MNK. Mallinckrodt completed its previously announced separation from Covidien plc (NYSE: COV) in a spin-off to shareholders on Friday, June 28.

“Today marks a significant new chapter in Mallinckrodt’s proud history,” said Mark Trudeau, President and CEO of Mallinckrodt. “We are well positioned to leverage the skills and capabilities that have been developed over 145 years of pharmaceuticals industry experience. There are many benefits to our being independent that will accrue to Mallinckrodt’s shareholders, customers and employees going forward. We are excited about the growth opportunities that lie ahead.”

Covidien announced in December 2011 that it planned to spin off its pharmaceuticals business to its shareholders. While both companies are leaders in their respective industries, each has different long-term objectives – and, separately, each has the ability to improve their independent strategies and invest in the opportunities that make the most sense for their businesses.

By leveraging its core strengths in formulation, development, manufacturing, distribution and commercialization in attractive markets such as controlled substances, Mallinckrodt believes it can expand overall sales by accelerating growth in its Specialty Pharmaceuticals segment.

The distribution of Mallinckrodt ordinary shares took place on June 28, 2013. In the distribution, Mallinckrodt issued one ordinary share for every eight Covidien ordinary shares held as of the close of business on June 19, 2013, the date of record for the distribution.

ABOUT MALLINCKRODT

Mallinckrodt is a leading global specialty pharmaceuticals business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents with the highest quality standards and care. The company’s Specialty Pharmaceuticals segment includes branded and generic drugs, and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide with direct sales in roughly 50 countries and distribution in approximately 40 countries. The company’s 2012 revenue totaled $2.1 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting our business, and the effect of the separation of Mallinckrodt’s business from Covidien. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration, our ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities, customer concentration, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, our ability to successfully develop or commercialize new products, our ability to protect intellectual property rights, competition, our ability to integrate acquisitions of technology, products and businesses, product liability losses and other litigation liability, the reimbursement practices of a small number of large public or private issuers, complex reporting and payment obligation under healthcare rebate programs, changes in laws and regulations, conducting business internationally, foreign exchange rates, material health, safety and environmental liabilities, litigation and violations and information technology infrastructure. These and other factors are identified and described in more detail in the “Risk Factors” section of the Form 10 Registration Statement, as amended. We disclaim any obligation to update these forward-looking statements other than as required by law.

Contacts:

Lynn Phillips

Manager, Media Relations

314-654-3263

lynn.phillips@mallinckrodt.com

Meredith Fischer

Senior Vice President, Communications

314-654-6595

meredith.fischer@mallinckrodt.com

John Moten

Vice President, Investor Relations

314-654-6650

john.moten@mallinckrodt.com